EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Post Effective Amendment No. 1 to the Registration Statement (Form S-1 on Form S-4 No. 333-50449) of our report, dated February 25, 1997, except for Note 11 as to which the date is April 18, 1997 and
Note 12 as to which the date is July 11, 1997, relating to the financial statements of Queensboro Steel Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          McGLADREY & PULLEN, LLP

Wilmington, North Carolina
July 17, 1998